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Exhibit 99.1

        Please retain and present this ticket for admission to the meeting.
Anthem, Inc.
Special Meeting of Shareholders

Tuesday, July 23, 2002
10:00 a.m., Local Time

Anthem, Inc.
120 Monument Circle
Indianapolis, IN 46204

ANTHEM, INC.
PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
Tuesday, July 23, 2002

PROXY

        This PROXY is solicited by the Board of Directors for use at the Special Meeting of Shareholders on July 23, 2002. Your shares of stock will be voted as you specify. If no choice is specified, your proxy will be voted "FOR" Proposal 1, and in the discretion of the proxy holder on any other matter which may properly come before the Special Meeting of Shareholders and all adjournments or postponements of the meeting.

        By signing on the other side, you revoke all prior proxies and appoint Larry C. Glassock, David R. Frick and Michael L. Smith, and any of them, as proxies, each with full power of substitution, acting jointly or by any of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in Anthem, Inc., at the Special Meeting of Shareholders to be held on July 23, 2002 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any matters that may properly come before the meeting.

        The Board of Directors recommends a vote "FOR" Proposal 1 listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

        Please sign on the reverse side of this card and return promptly to Anthem, Inc., P.O. Box 43065, Providence, R.I. 02940-3065 or if you choose, you can submit your proxy by calling 1-877-779-8683, or though the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

        The undersigned acknowledges receipt from Anthem, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated June 7, 2002.

        SEE REVERSE SIDE. We encourage you to vote by telephone or the Internet. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card and use the enclosed envelope (or send to Anthem, Inc., P.O. Box 43065 Providence, RI 02940-3065); if you wish to vote in accordance with the Board of Directors' recommendation, you need not mark any voting boxes.

SEE REVERSE
SIDE

Anthem/R/	ADMISSION TICKET
P.O. Box 43068	2002 SPECIAL MEETING OF SHAREHOLDERS
Providence, RI 02940-3068	This ticket will admit the listed shareholder below.

Please retain and present this ticket for admission to the meeting.
Vote your Proxy by any one of the following methods!

Vote by Telephone	Vote by Internet
Your vote is important! Call Toll-free anytime on a Touch-Tone Phone: 1-877-779-8683	Your vote is important! Log on anytime to: www.eproxyvote.com/ath
Follow these four easy steps:		Follow these four easy steps:
1.	Read the Joint Proxy Statement/Prospectus and Proxy Card	1.	Read the Joint Proxy Statement/Prospectus and Proxy Card
2.	Call the Toll-free number: 1-877-779-8683	2.	Go to the Internet site www.eproxyvote.com/ath
3.	Enter your Voter Control Number located on your Proxy Card above your name	3.	Enter your Voter Control Number located on your Proxy Card above your name
4.	Follow the recorded instructions	4.	Follow the instructions provided

Do not return your Proxy Card if you are voting by Telephone or Internet.

Please see the reverse side of this card if you plan to attend the Special Meeting.

Vote by Mail

To vote by mail, detach and return the Proxy Card below.

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

1.	To approve the issuance of shares of Anthem, Inc. common stock pursuant to the Agreement and Plan of Merger, dated as of April 28, 2002, among Anthem, Inc., AI Sub Acquisition Corp. and Trigon Healthcare, Inc., as more fully described in the accompanying joint proxy statements/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Signature:	Date:	Signature: (if held jointly)	Date:

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in other representative capacity, please state your full title as such.

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  Exhibit 99.1
Vote by Mail